                                                                    EXHIBIT 99.1

NEWS BULLETIN FROM

[COVANSYS LOGO]



FOR FURTHER INFORMATION

INVESTORS:                              MEDIA:
James Trouba                            Michelle Jones
Tel: (248) 848-8896                     Tel: (248) 848-2269
jtrouba@covansys.com                    mjones@covansys.com

FOR IMMEDIATE RELEASE

               COVANSYS REPORTS SOLID SECOND QUARTER 2005 RESULTS

FARMINGTON HILLS, MI, July 27, 2005 - Covansys Corporation (NASDAQ: CVNS), a global consulting and technology services company, today announced its financial results for the second quarter ended June 30, 2005.

Covansys reported revenue of $108.7 million in the second quarter compared with $94.1 million in the second quarter of 2004, an increase of more than 15%. Revenue increased by 4.2% over the prior quarter, when Covansys reported revenue of $104.3 million. Revenues for the six months ended June 30, 2005 were $213.0 million, an increase of 19% compared with revenues of $179.0 million during the same period in 2004.

The Company reported net income of $11.2 million, up 144% from net income of $4.6 million in the second quarter of 2004 and up 39% from $8.1 million in the first quarter of 2005. Net income for the six months ended June 30, 2005 was $19.3 million, compared with net income of $1.7 million during the same period in 2004.

Additional financial highlights from the quarter include:

- Net income available to common shareholders of $0.30 per share as compared to $0.10 per share (on a diluted basis) in the same period last year and net income available to common shareholders of $0.21 per share (on a diluted basis) in the first quarter of 2005;

- Cash and short-term investments of $80.4 million, up from $78.7 million at the end of the first quarter of 2005;

-    Cash from operations of $8.4 million;

- Revenue growth of $10.7 million in India and Asia Pacific on a full attribution basis to $38.7 million compared with $28.0 million in the second quarter of 2004;

-    Repurchased approximately 400,000 shares of common stock for $4.8 million;

- On July 5, 2005, Covansys eliminated all outstanding debt by repaying its $17.5 million subordinated note related to the recapitalization.

Raj Vattikuti, Covansys' President and Chief Executive Officer, said, "Covansys had a successful second quarter in which we generated solid revenue and earnings in both our commercial and public sector businesses while continuing to enhance our global delivery resources. Our strong performance this quarter again validates our well-established "blended" delivery model, which combines our offshore expertise with dedicated local project management. Our delivery model combined with our technical prowess is giving us the competitive advantage we need to expand our business."

Covansys' operational highlights from the second quarter include:

- Growth of total headcount in India to over 4,100, representing 63% of Covansys' global workforce of 6,500 consultants and employees;

- Increased domestic headcount to 2,331 from 2,254, adding 77 highly-skilled employees and consultants to support increasing demand for on-site project management and senior technical architects for commercial and public sector projects; and

- The company's three India facilities in Chennai, Bangalore and Mumbai, as well as two of the company's U.S. facilities in Farmington Hills, Michigan and Middletown, Connecticut were awarded the BS7799-2:2002 certification.

ADDITIONAL FINANCIAL RESULTS
Domestic utilization was 88% in the second quarter of 2005, up from 86% in the second quarter of 2004 and down slightly from 89% in the first quarter 2005. Utilization in India was 74% for the second quarter of 2005, up from 67% in the second quarter of 2004 and down slightly from 75% in the first quarter of 2005.

Selling, general and administrative expenses were $18.1 million, or 16.7% of revenue in the second quarter, down from $18.9 million, or 18.1% of revenue in the first quarter of 2005.

Covansys' effective tax rate in the second quarter and first six months of 2005 was 7.9% and 19.8%, respectively. The Company's tax provision for the three months and six months ended June 30, 2005 was reduced by the reversal of $3.2 million of previously provided tax reserves which were no longer required, offset by a charge of $.5 million (effect on net income of $2.7 million) for the reversal of previously recorded deferred tax assets necessitated by changes in state tax laws.

UPDATE ON ACQUISITION OF MAJORITY INTEREST IN FORTUNE INFOTECH LIMITED
On June 9, 2005, Covansys India Limited announced its intent to acquire up to 75 percent (up to 4.05 million shares) of Fortune Infotech Limited's common stock for Rs. 32.50 per share ($0.74 per share). Covansys is funding the acquisition with cash from its India operations. Fortune's current annual revenue is less than one percent of Covansys' revenue and Covansys does not expect the acquisition to have a material impact on its results of operation in 2005. The transaction will add approximately 560 employees and consultants to Covansys' global workforce and is conditioned upon the satisfaction of customary conditions and regulatory approvals in India. Covansys expects the transaction to close in 2005.


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OUTLOOK
Jim Trouba, Covansys' Chief Financial Officer, noted, "We anticipate that our efforts to build on our relationships with key existing clients and develop additional strategic anchor accounts will continue to drive improved financial results across our business lines. Our second quarter growth in all of our business segments validates our focus and efforts."

Mr. Vattikuti concluded, "Covansys' onsite, offsite and offshore delivery model helped drive strong financial results this quarter and we believe that this differentiating factor positions the company for continued success. We remain cautiously optimistic about the second half of 2005. Additionally, we are pleased with the progress we are making to address material weaknesses in our internal control over financial reporting detailed in the Company's 2004 Form 10-K."

CONFERENCE CALL
Covansys will host a conference call to discuss its second quarter financial results on July 28, 2005 at 9:30 a.m. Eastern Time. Interested parties may access the call by dialing 877-407-9210 or 201-689-8049 from outside North America. The call may also be accessed via the Internet on the company's website, www.covansys.com.

A replay of the call will be available beginning at approximately 1:00 p.m. Eastern Time on July 28th through midnight on August 11, 2005 by dialing 877-660-6853 or 201-612-7415 and referencing account number 286 and conference ID 161823. The replay will also be available on the company's website, www.covansys.com, for 90 days.

ABOUT COVANSYS
Headquartered in Michigan, Covansys Corporation (Nasdaq: CVNS) is a global consulting and technology services company specializing in industry-specific solutions, strategic outsourcing and integration services. Clients gain competitive advantage by leveraging our unique on-site, offsite, offshore delivery capability to achieve rapid deployment, world-class quality and reduced costs. A leader in the public sector market, Covansys is also known for application maintenance and development outsourcing in the healthcare, financial services, retail and distribution, manufacturing, telecommunications and high-tech industries. Founded in 1985, with 6,500 consultants and employees worldwide, Covansys was one of the first U.S.-based IT services companies to establish offshore facilities in India, and is a pioneer in seamlessly integrating offshore capabilities into its offerings. Two of the company's three wholly owned development centers in India are assessed at Level 5 in SEI CMM(R). All three are ISO 9001:2000 certified and assessed at Level 5 in PCMM(R). Visit our web site: www.covansys.com.

SAFE HARBOR STATEMENT
With the exception of statements regarding historical matters and statements concerning our current status, certain matters discussed herein are forward-looking statements that involve substantial risks and uncertainties. Such forward-looking statements may be identified by the words "anticipate," "believe," "estimate," "expect" or "intend" and similar expressions. Our actual results, performance or achievements could differ materially from these forward-looking statements.

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Factors that could cause or contribute to such material differences include internal control weaknesses, impact of changes in estimates on fixed price projects, variability of operating results, failure to recruit, train and retain skilled IT professionals, exposure to regulatory, political and general economic conditions in India and Asia, short term nature and termination provisions of contracts, competition in the IT services industry, economic conditions unique to clients in specific industries, the success of the company to negotiate contract renewals at comparable terms, decline in profitability of European operations, public sector budget constraints, limited protection of intellectual property rights, and risks related to merger, acquisition and strategic investment strategy.

                                      # # #

                              COVANSYS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                   THREE MONTHS ENDED JUNE 30,         SIX MONTHS ENDED JUNE 30,
                                                                  ------------------------------   -------------------------------
                                                                        2005            2004             2005            2004
                                                                  --------------  --------------   --------------   --------------

REVENUE                                                                 $108,708         $94,109         $212,981         $179,001

COST OF REVENUE                                                           78,301          68,846          152,251          138,847
                                                                  --------------  --------------   --------------   --------------

GROSS PROFIT                                                              30,407          25,263           60,730           40,154

SELLING, GENERAL AND ADMINISTRATIVE                                       18,140          19,585           37,001           38,849
                                                                  --------------  --------------   --------------   --------------

INCOME FROM OPERATIONS                                                    12,267           5,678           23,729            1,305

INTEREST EXPENSE                                                             266               -              469                -

OTHER INCOME, NET                                                           (217)         (1,303)            (806)          (1,309)
                                                                  --------------  --------------   --------------   --------------

INCOME BEFORE PROVISION FOR INCOME TAXES                                  12,218           6,981           24,066            2,614

PROVISION FOR INCOME TAXES                                                   970           2,378            4,761              901
                                                                  --------------  --------------   --------------   --------------

NET INCOME                                                                11,248           4,603           19,305            1,713

CONVERTIBLE REDEEMABLE PREFERRED STOCK DIVIDENDS                               -           1,139                -            2,269
                                                                  --------------  --------------   --------------   --------------

NET INCOME (LOSS) AVAILABLE FOR SHAREHOLDERS                              11,248           3,464           19,305             (556)

AMOUNTS ALLOCATED TO PARTICIPATING PREFERRED SHAREHOLDERS                      -            (847)               -                -
                                                                  --------------  --------------   --------------   --------------

NET INCOME (LOSS) AVAILABLE FOR COMMON SHAREHOLDERS                      $11,248          $2,617          $19,305            ($556)
                                                                  ==============  ==============   ==============   ==============

EARNINGS PER SHARE:
                                                                  BASIC  DILUTED  BASIC DILUTED    BASIC DILUTED    BASIC  DILUTED
                                                                  --------------  --------------   --------------   --------------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS                 $0.30   $0.30   $0.10   $0.10    $0.52   $0.51   ($0.02) ($0.02)
                                                                  ==============  ==============   ==============   ==============
WEIGHTED AVERAGE COMMON SHARES                                    37,359  37,827  26,882  27,492   37,394  37,930   26,866  26,866
                                                                  ==============  ==============   ==============   ==============


                                      MORE

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                              COVANSYS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                            (UNAUDITED, IN THOUSANDS)

                                                                                           JUNE 30,                 DECEMBER 31,
                                                                                             2005                       2004
                                                                                           --------                 ------------
CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS                                                                $ 65,078                    $ 49,841
  SHORT-TERM INVESTMENTS                                                                     15,308                      21,409
                                                                                           --------                    --------
                                                                                             80,386                      71,250

  ACCOUNTS RECEIVABLE, NET                                                                   84,359                      75,388

  REVENUES EARNED IN EXCESS OF BILLING, NET                                                  23,426                      24,613

  PREPAID EXPENSES AND OTHER                                                                 17,496                      12,331
                                                                                           --------                    --------

                      TOTAL CURRENT ASSETS                                                  205,667                     183,582

PROPERTY AND EQUIPMENT, NET                                                                  31,594                      33,468

GOODWILL, NET                                                                                18,318                      19,148

OTHER ASSETS                                                                                 10,859                      12,604
                                                                                           --------                    --------

                      TOTAL ASSETS                                                         $266,438                    $248,802
                                                                                           ========                    ========

CURRENT LIABILITIES                                                                        $ 73,937                    $ 71,149

OTHER LIABILITIES                                                                             3,427                       3,462

SHAREHOLDERS' EQUITY                                                                        189,074                     174,191
                                                                                           --------                    --------

                      TOTAL LIABILITIES AND
                        SHAREHOLDERS' EQUITY                                               $266,438                    $248,802
                                                                                           ========                    ========




                              COVANSYS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (UNAUDITED, IN THOUSANDS)

                                                                                                       SIX MONTHS ENDED
                                                                                                            JUNE 30,
                                                                                             2005                           2004
                                                                                           ---------                     ---------
NET INCOME                                                                                 $  19,305                     $   1,713
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED FROM OPERATING
  ACTIVITIES:
  DEPRECIATION AND AMORTIZATION                                                                6,641                         6,658
  LOSS ON DISPOSAL AND OBSOLESCENCE OF PROPERTY AND EQUIPMENT                                    256                         1,066
  PROVISION FOR AND WRITE-OFF OF DOUBTFUL ACCOUNTS                                               345                           499
  GAIN FROM SALE OF SHORT-TERM INVESTMENTS                                                       (35)                         (109)
  PROVISION FOR DEFERRED INCOME TAXES                                                             86                            --
  CHANGE IN ASSETS AND LIABILITIES                                                            (8,845)                       (4,506)
                                                                                           ---------                     ---------
      NET CASH PROVIDED FROM OPERATING ACTIVITIES                                             17,753                         5,321

CASH FLOWS FROM INVESTING ACTIVITIES:
  INVESTMENT IN PROPERTY, EQUIPMENT AND OTHER                                                 (5,061)                       (4,845)
  PROCEEDS FROM SALE OF AVAILABLE-FOR-SALE SECURITIES                                         68,369                        62,281
  PURCHASES OF AVAILABLE-FOR-SALE SECURITIES                                                 (62,296)                      (43,903)
  INVESTMENT IN COMPUTER SOFTWARE                                                                (43)                         (127)
                                                                                           ---------                     ---------
      NET CASH PROVIDED FROM INVESTING ACTIVITIES                                                969                        13,406

CASH FLOWS FROM FINANCING ACTIVITIES:
  NET PROCEEDS FROM ISSUANCE OF COMMON STOCK                                                      --                           872
  NET PROCEEDS FROM EXERCISE OF STOCK OPTIONS AND OTHER, NET                                   1,847                           370
  REPURCHASES OF COMMON STOCK                                                                 (4,803)                           --
                                                                                           ---------                     ---------
    NET CASH PROVIDED FROM (USED IN) FINANCING ACTIVITIES                                     (2,956)                        1,242
    EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                     (529)                           26
                                                                                           ---------                     ---------
INCREASE IN CASH AND CASH EQUIVALENTS                                                         15,237                        19,995
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                              49,841                        89,671
                                                                                           ---------                     ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                 $  65,078                     $ 109,666
                                                                                           =========                     =========




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